UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event report): December 14, 2016

EVERTEC, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Puerto Rico	001-35872	66-0783622
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Cupey Center Building, Road 176 Kilometer 1.3, San Juan, Puerto Rico	00926
(Address of principal executive offices)	(Zip Code)

(787) 759-9999

(Registrant’s telephone number, including area code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On December 14, 2016, EVERTEC, Inc.’s main operating subsidiary EVERTEC Group, LLC closed on the acquisition of certain assets of Accuprint, Inc., a corporation organized under the laws of Puerto Rico, which engages in data processing and printing for banks, insurance companies and non-financial companies. The acquisition price was approximately $10 million, which amount includes an estimate of contingent consideration. The transaction was completed with cash on hand. Results from the assets of this acquisition will be reported within the Business Solution segment.

Note: The information contained in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERTEC, Inc. (Registrant)

Date: December 14, 2016	By:	/s/ Luis A. Rodríguez
Name: Luis A. Rodríguez
Title: Senior Vice President & General Counsel